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                                  Exhibit 99.1



Monday December 10, 9:20 am Eastern Time

Press Release

Luminant Agrees to Sell All Major Assets to Lante Corporation

HOUSTON, Dec. 10 /PRNewswire/ -- Luminant Worldwide Corporation (Nasdaq: LUMT -news), a provider of technology-enabled business solutions, announced today that it has entered into a definitive agreement to sell core assets to Chicago-based Lante Corporation. This sale will be completed pursuant to section 363 of the Bankruptcy Code. Luminant filed for relief under Chapter
11 of the Bankruptcy Code after the market closed on Friday, December 7, 2001.

Lante will pay approximately $3 million in cash for client relationships and contracts, intellectual property, software assets and certain tangible assets. Lante is committed to building upon the strong relationships and quality service that Luminant provides existing and prospective clients. Lante intends to extend employment offers to Luminant personnel who are important to serving these clients. The agreement is subject to court approval and closing is expected to occur in the early part of the first quarter of 2002.

"The market for professional services has been extremely difficult this year and the decline in client demand accelerated after September 11th," said Jim Corey, CEO of Luminant. "This event, coupled with our thin cash position and heavy debt load made this asset sale the most prudent step for our creditors, clients, alliance partners and employees. I am proud of the people of Luminant and their ability to continue providing outstanding client service through a difficult economic climate. Our team is committed to serving our clients and we are excited about expanding our delivery capability as part of Lante Corporation."

Rudy Puryear, Lante's president and CEO, said, "This is a focused acquisition that fits our business partner integration strategy that will give clients access to the combined skills and solutions of Lante and Luminant. Lante is excited about the prospect of highly talented Luminant personnel complementing and deepening Lante's capabilities."

Concurrent with this announcement, Luminant also reduced the size of its Board of Directors to three members, including Donald S. Perkins, Jerry K. Pearlman and James R. Corey.

About Luminant

Luminant Worldwide Corporation is a provider of technology-enabled business solutions. Our effective, proven business solutions help some of the world's largest companies fully capture measurable value from the Internet and other emerging technologies. We strive to build clients for life by continuously delivering performance rooted in deep industry experience, classic strategic management consulting, strong logistics and marketing strategy analytics, and innovative creative and information technology skills. Luminant's principal locations are in Atlanta, Chicago, Dallas, Houston, New York City and Seattle. For more information, visit www.luminant.com .

About Lante

Lante Corporation (Nasdaq: LNTE - news) is a leading information technology consulting company focused on helping companies collaborate electronically to save money, grow revenue and build stronger, more profitable business relationships. Since its inception in 1984, Lante has been an innovator in applying emerging technologies to business. Headquartered in Chicago, Lante serves clients throughout the United States. Its web site is www.lante.com . Forward-Looking Statements

This press release contains forward-looking statements related to the Company's opportunities, expectations and future growth. These forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current management expectations. These statements can be affected by inaccurate assumptions the Company might make or by known or unknown risks and uncertainties, including risks described in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2001, as amended, and its other filings with the Securities and Exchange Commission. Any or all of the forward-looking statements the Company makes in this press release or in any other public statements may turn out to be wrong.

CONTACT: Susan Kellond of Luminant Worldwide Corporation, +1-713-458-3000.

SOURCE: Luminant Worldwide Corporation